Exhibit 99.2

Clean Vision Completes Acquisition to establish “Clean-Seas Morocco” and Begin rapid capacity expansion

LOS ANGELES, CA – April 25, 2023 –

Clean Vision Corporation (OTCQB: CLNV) (“Clean Vision” or the “Company”), an emerging leader in the sustainable clean technology and green energy sectors, announced today that its wholly owned subsidiary, Clean-Seas, Inc. (“Clean-Seas”), has successfully completed its previously announced acquisition of a 51% interest in Ecosynergie Group, a company focused on sustainable products and solutions based in Agadir, Morocco.

Following the completion of this transaction, Ecosynergie Group has been renamed Clean-Seas Morocco, LLC (“Clean-Seas Morocco”). Clean-Seas Morocco is expected to be able to process 120 tons per day (TPD) of pyrolysis waste-plastic at its Agadir facility beginning in October 2023.

Clean-Seas Morocco will serve as a Plastic Conversion Network (“PCN”) hub focused on the collection of waste plastic sourced from North Africa and the European Union and its conversion into a sustainable green energy source.

"We are thrilled to have completed our acquisition of a majority interest in Ecosynergie Group," said Clean Vision Chief Revenue Officer, Daniel Harris. "This is a significant milestone for Clean-Seas as we continue to scale up our global footprint. The acquisition will enable us to significantly expand operations in North Africa—a critical and strategically important geographic zone for waste plastic collection and conversion."

Clean-Seas Morocco is expected to operate with a processing capacity of 20 TPD by the end of the second quarter of 2023. Clean-Seas Morocco’s first 10-TPD unit produced approximately 60,000 Kg per month (60 Metric Tonnes) and over $25,000 in revenue in January and February 2023. Management expects production to double in May, with the second 10-TPD unit to begin operation in the coming weeks. As of the date of this press release, waste plastic feedstock used by Clean-Seas Morocco has been sourced from the local area.

Following the completion of this transaction, Clean-Seas Morocco acquired two new 50-TPD units which are expected to expand its capacity to 70 TPD by June 2023 and 120 TPD by September 2023. The Company expects that Clean-Seas Morocco’s capacity to further scale up to 500 TPD over the next 2-3 years.

Clean-Seas Morocco expects to leverage Ecosynergie Group's existing infrastructure and expertise in sustainability and plastic waste management to create a sustainable and efficient waste management system in North Africa. The hub will also serve as a platform for Clean-Seas to expand its operations in the region and create new opportunities for growth.

"We are excited to join forces with Clean-Seas and become part of the Clean Vision family," said Mohammed El Abassi of Ecosynergie Group. "Together, we will create a sustainable future and make a positive impact on the environment. We look forward to working with Clean-Seas to establish Clean-Seas Morocco as the PCN hub in North Africa."

About Clean Vision Corporation

Clean Vision Corporation operates and intends to acquire and operate a portfolio of synergistic companies in the sustainable clean technology and green energy sectors. For more information, visit: cleanvisioncorp.com and follow us on Twitter: @CleanVisionCorp.

About Clean-Seas, Inc.

Clean-Seas is a wholly owned subsidiary of Clean Vision. It is working to provide efficient and cost-effective technology solutions that address the global waste plastic crisis [locally?] while creating economic opportunity and creating social benefit across the world. Clean-Seas plans to offer "best in class" pyrolysis technology deployment with strategic alliances for plastic diversion and conversion, including securing feedstock of plastic and off-take agreements. For more information, visit: clean-seas.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about the our ability to operate and acquire any additional pyrolysis conversion units or at all; our ability to continue operation following the acquisition; our ability to secure supply of plastic feedstock; our ability to develop and complete development of certain technology; our ability to operate our facilities; our ability to apply and obtain certain permits; our future financial performance, including our revenue, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to clients. The forward-looking statements contained in this press release are also subject to other risks and uncertainties. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contact
Clean Vision Corporation
Dan Bates, CEO
d.bates@cleanvisioncorp.com

Investors
Frank Benedetto
619-915-9422

Media/Public Relations
Phoenix Media & Marketing
info@phoenix-mediamarketing.com

SOURCE: Clean Vision Corporation